UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2005

CONOLOG CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-8174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey 08876

(Address of principal executive offices) (Zip Code)

(908) 722-8081

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

This Form 8-K, Amendment No. 1 relates to the transaction which closed on July 19, 2005, pursuant to which the Company completed a private placement of 1,200,000 shares of its common stock. In this transaction, the investors also received warrants to purchase an aggregate of 1,200,000 shares of the Company’s common stock at a purchase price of $1.6892 per share (the “Exercise Price”). This amendment is filed to note that the Exercise price is $1.6892 per share and not $1.25 per share. Except as required to reflect the changes noted herein, this Form 8-K/A does not attempt to modify or update any other disclosure set forth in the original filing. The filing of this Form 8-K/A shall not be deemed an admission that the original filing when made, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On July 19, 2005 (the “Closing Date”), Conolog Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with five investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Subscription Agreement, the company issued 1,200,000 shares of its common stock at a price of $1.25 per share (the “Purchase Price”) and warrants to purchase 1,200,000 shares of the Company’s common stock at a price of $1.6892 per share which are exercisable for a period commencing six months from the Closing Date and terminating on the fifth anniversary of the issuance of such warrant. The Company received gross proceeds of $1,500,000 and net proceeds of $1,339,993.50 before deducting attorneys’ fees, printing fees and other miscellaneous fees related to the private placement. First Montauk Securities Corp. (“First Montauk”) acted as Selling Agent in the private placement. Pursuant to the Selling Agent agreement between the Company and First Montauk, First Montauk was paid a cash fee of $150,000 (10% of the aggregate purchase price of the common stock sold to the Subscribers ). The Company also issued First Montauk, including First Montauk’s employees and affiliates, a warrant to purchase 240,000 shares of its common stock on the same terms as those issued to Subscribers.

The issuance and sale of the common stock and warrants pursuant to the Subscription Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection of the Private Placement. The issuance of the warrant to First Montauk (including its employees and affiliates) was made in reliance upon the exemption provided in Section 4(2) of the Securities Act. Each of the warrants and the certificates representing shares of the Company’s common stock and warrants issued pursuant to the Subscription Agreement contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.

Pursuant to the Subscription Agreement, the Company is required to register the resale of the securities and the (securities issuable upon the exercise of the warrants) under the Securities Act. Pursuant to the Selling Agent Agreement, the Company is required to register the resale of the securities issuable upon the exercise of the warrant issued to First Montauk. A copy of the press release announcing these events is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. N/A

(b) Proforma Financial Information. N/A

(c) Financial Statements and Exhibits

Exhibit Number	Description
10.1	Subscription Agreement *
10.2	Form of Warrant *
10.3	Form of Broker’s Warrant *
10.4	Selling Agent Agreement *
10.5	Funds Escrow Agreement *
99.1	Press Release dated July 21, 2005 *

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION By: /s/ Robert Benou
Dated: September 20, 2005	Robert Benou Chairman and Chief Executive Officer